Exhibit 10.2

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[*].”

FIRST AMENDMENT TO LICENSE AGREEMENT

This First Amendment, dated August 9, 2024, is by and between Centaur Bio, Inc (“LICENSEE”) and Duke University ("DUKE").

WHEREAS, LICENSEE and DUKE entered into a license agreement dated January 11, 2023 (the "License Agreement"); and

WHEREAS, DUKE and LICENSEE desire to modify certain provisions of the License Agreement as provided herein.

NOW THEREFORE, DUKE and LICENSEE hereby agree as follows:

1. The following new Paragraphs 1.20 and 1.21 shall be added.

1.20 “SRA” means the Sponsored Research Agreement titled “Centaur-Duke Structured Research Agreement” entered into by DUKE and LICENSEE on August 8, 2024.

1.21  “IMPROVEMENTS” means any invention, patentable or otherwise, conceived as a direct result of the performance under the SRA, under the direction of [*] and where the invention has been disclosed in writing to DUKE’s Office for Translation & Commercialization.

2. The following new Paragraph 2.10 shall be added.

2.10  DUKE hereby grants LICENSEE an exclusive option to add IMPROVEMENTS to the definition of PATENT RIGHTS or TECHNICAL INFORMATION as applicable under the License Agreement. So long as LICENSEE reimburses DUKE for patent expenses covering such IMPROVEMENTS, LICENSEE’s OPTION shall be exercisable for [*] ([*]) months following disclosure of any such IMPROVEMENT by DUKE to LICENSEE (“OPTION PERIOD”). Prior to the expiration of the OPTION PERIOD, LICENSEE shall notify DUKE in writing if it wishes to exercise its OPTION after which time (a) patentable IMPROVEMENTS will be added to the list of PATENT RIGHTS and/or (b) non-patentable IMPROVEMENTS will be added as TECHNICAL INFORMATION, as applicable, under the terms of the License Agreement.

3. Except as specifically modified and amended above, all other terms and conditions of the License Agreement remain unchanged and in effect and are hereby ratified and adopted as though fully set forth herein.

IN WITNESS WHEREOF, the parties have entered into this First Amendment to the License Agreement as of the date and year first above-written.

LICENSEE		DUKE UNIVERSITY

By:	/s/ Michael J. Roberts	By	/s/ Robin L. Rasor
	Michael J. Roberts		Robin L. Rasor

Title:	CEO	Title	Associate Vice President